UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

INNO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

RM1, 5/F, No. 43 Hung To Road Kwun Tong, Kowloon, Hong Kong	999077
(Address of principal executive offices)	(Zip Code)

(800) 909-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2025, Inno Holdings Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Aegis Capital Corp. (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time, to or through the Sales Agent, shares of the Company’s common stock, with no par value, having an aggregate offering price of up to $50.0 million (the “Placement Shares”).

The Company is not obligated to sell any Placement Shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market LLC (“Nasdaq”), to sell Placement Shares from time to time based upon the Company’s notice and instructions, up to the amount specified therein. Under the Sales Agreement, the Sales Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, including sales made directly on Nasdaq or on any other existing trading market or directly to the Sales Agent as principal in negotiated transactions. The Sales Agent may also sell Placement Shares by any other method permitted by law, including in privately negotiated transactions, with the Company’s consent.

In accordance with the Sales Agreement, the Company will pay the Sales Agent in cash, upon each sale of Placement Shares pursuant to the Sales Agreement, an amount equal to three percent (3.0%) of the gross proceeds from each sale of Placement Shares. The Sales Agreement may be terminated by the Company and the Sales Agent at any time upon notice to the other party. If not terminated earlier, the Sales Agreement will automatically terminate upon the earlier to occur of (i) May 12, 2026 (the sixth month anniversary of the date of the Sales Agreement), or (ii) the issuance and sale of all of the Placement Shares under the Sales Agreement.

The “at the market” offering is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-284054), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 26, 2024 and declared effective by the SEC on January 10, 2025, the base prospectus contained therein, and the prospectus supplement dated November 13, 2025 filed with the SEC on November 13, 2025.

The foregoing summaries of the Sales Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

McCarter & English, LLP, counsel to the Company, has delivered its opinion as to the legality of the issuance and sale of the Placement Shares, a copy of which is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On November 13, 2025, the Company issued a press release announcing entry into the Sales Agreement, pursuant to which the Company may offer and sell, from time to time, through the Sales Agent, Placement Shares having an aggregate offering price of up to $50.0 million. A copy of the press release is attached as Exhibit 99.1 to this report.

The information in Item 7.01 and Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Placement Shares under the Sales Agreement nor shall there be any sale of such Placement Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Sales Agreement, dated November 12, 2025, by and between Inno Holdings Inc. and Aegis Capital Corp.
5.1	Opinion of McCarter & English, LLP
23.1	Consent of McCarter & English, LLP (included in Exhibit 5.1)
99.1	Press Release, dated November 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS Inc.

Date: November 13, 2025	By:	/s/ Ding Wei
	Name:	Ding Wei
	Title:	Chief Executive Officer

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